As filed with the Securities and Exchange Commission on March 12, 2014

Registration No. 333-194471

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SALEEN AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	45-2808694 (I.R.S. Employer Identification No.)

2735 Wardlow Road, Corona, CA (Address of Principal Executive Offices)	92882 (Zip Code)

Saleen Automotive, Inc. 2013 Omnibus Incentive Plan

(Full Title of the Plan)

Steve Saleen

c/o Saleen Automotive, Inc.

2735 Wardlow Road

Corona, CA 92882

(Name and Address of Agent for Service)

(800) 888-8945

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Louis Wharton, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

TERMINATION OF REGISTRATION

Saleen Automotive, Inc. (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statement on Form S-8, File No. 333-194471 (the “Prior Registration Statement”), to deregister all securities that were previously registered and remain unsold or otherwise unissued under the Saleen Automotive, Inc. 2013 Omnibus Incentive Plan and for which the Prior Registration Statement has remained in effect.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Corona, California, on March 12, 2014.

SALEEN AUTOMOTIVE, INC.
(Registrant)

By:	/s/ Steve Saleen
Steve Saleen
Chief Executive Officer & President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Prior Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Saleen	Chief Executive Officer, President & Director	March 12, 2014
Steve Saleen	(Principal Executive Officer)

/s/ David Fiene	Chief Financial Officer & Secretary	March 12, 2014
David Fiene	(Principal Financial and Accounting Officer)

/s/ Jonathan A. Michaels	General Counsel & Director	March 12, 2014
Jonathan A. Michaels

/s/ Gary Freeman	Director	March 12, 2014
Gary Freeman

/s/ Jeffrey Kraws	Director	March 12, 2014
Jeffrey Kraws